Exhibit 99.1

Royal Gold Announces Proposed $325 Million

Convertible Notes Offering

DENVER, COLORADO.  JUNE 13, 2012:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced its intention to offer, subject to market and other conditions, $325 million aggregate principal amount of convertible senior notes due 2019.  Royal Gold also expects to grant the underwriters a 30-day over-allotment option to purchase up to an additional $45 million aggregate principal amount of notes. The notes will be convertible by the holders, under certain circumstances, into cash, shares of Royal Gold’s common stock, or a combination thereof, at Royal Gold’s election. The interest rate, conversion price and certain other terms of the offering are to be determined at the time of pricing. The notes will be senior unsecured obligations of Royal Gold and will pay interest semiannually.

Royal Gold intends to use the net proceeds from the offering to repay amounts outstanding under, and to terminate, its term loan facility, and for general corporate purposes, including future acquisitions.

Goldman, Sachs & Co. is acting as the sole book-running manager for the offering, and HSBC Securities (USA) Inc. and Scotia Capital (USA) Inc. are acting as lead managers for the offering.  The notes are being offered pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission and a shelf prospectus filed with Canadian securities regulatory authorities in all provinces other than Quebec under the Multijurisdictional Disclosure System (“MJDS”). A preliminary prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A preliminary prospectus supplement will be filed with the securities regulatory authorities in Canadian Provinces other than Quebec under the MJDS. An electronic copy of the preliminary prospectus supplement and related base prospectus may be obtained by contacting:  Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282 (telephone no. 212-902-1171, facsimile: 212-902-9316, email: prospectus-ny@ny.email.gs.com). An electronic copy of the preliminary prospectus supplement and related base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov. In Canada, a copy of the prospectus and prospectus supplement may be obtained by either contacting the above underwriter or by accessing the SEDAR website at www.sedar.com.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the notes described herein, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction. The notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or Royal Gold’s shelf registration statement.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalties and similar interests.  As of March 31, 2012, the Company’s portfolio consisted of 191 properties on six continents, including interests in 38 producing mines and 26 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of notes and the use of proceeds from such sales. Factors that could cause actual results to differ materially from such forward-looking statements include, among others, precious metals prices, economic and market conditions and the availability of attractive acquisition opportunities, as well as other factors described in our Annual Report on Form 10-K, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information, please contact:

Karen Gross

Vice President and Corporate Secretary

(303) 575-6504